Exhibit 99.1

For Immediate Release

Contact: John Lynch, Vice President, Treasurer and Investor Relations, 508-482-2314

Waters Corporation (NYSE: WAT) Reports Second Quarter 2017 Financial Results

Company Delivers Another Solid Quarter of Revenue Growth and Profitability

•	Sales of $558 million grew 4% (5% in constant currency)

•	Growth was balanced across key end markets and major product categories

•	Continued strong growth from Asia and solid European performance

•	GAAP EPS increased 4% to $1.63 and non-GAAP EPS grew 11% to $1.76

Milford, Mass., July 25, 2017 - Waters Corporation (NYSE: WAT) reported second quarter 2017 sales of $558 million, a 4% increase versus sales of $537 million in the second quarter of 2016. Foreign currency translation reduced sales growth by approximately 1% in the quarter. On a GAAP basis, diluted earnings per share (EPS) for the second quarter was up 4% to $1.63 compared to $1.57 for the second quarter of 2016. On a non-GAAP basis, including the adjustments in the attached reconciliation, EPS increased 11% to $1.76 from $1.58 in the second quarter of 2016. A description and reconciliation of GAAP to non-GAAP EPS is attached and can be found on the Company’s website at http://www.waters.com under the caption “Investors.”

Through the first half of 2017, sales for the Company were $1,056 million, up 4% compared with sales of $1,012 million in the first half of 2016. Foreign currency translation reduced sales growth by approximately 2% during the first half of 2017. On a GAAP basis, EPS for the first half of 2017 was up 8% to $2.94 compared to $2.72 for the first half of 2016. On a non-GAAP basis and including adjustments in the attached reconciliation, EPS increased 13% to $3.22 in 2017 as compared to $2.85 for the first half of 2016.

Commenting on the Company’s performance, Christopher J. O’Connell, President and Chief Executive Officer said, “We are pleased with our performance in the second quarter, highlighted by balanced growth across our major customer end markets and product lines, along with continued strength in Asia and Europe. In addition, meaningful operating leverage drove strong adjusted earnings growth in the quarter and year to date.”

Unless otherwise noted, sales growth percentages are presented on an as reported basis and are the same as the sales growth percentages presented on a constant currency basis, each of which are detailed in the attached reconciliation of sales growth rates to constant currency growth rates.

Results from the Company’s markets in the quarter were highlighted by 3% sales growth (4% in constant currency) from the broadly defined pharmaceutical market, 5% sales growth (7% in constant currency) from the industrial market and 7% sales growth (5% in constant currency) from governmental and academic markets. For the first half of 2017, sales to the pharmaceutical market grew 5% (6% in constant currency), sales to the industrial market grew 5% (8% in constant currency), and sales to the governmental and academic market fell 1% (3% in constant currency).

The Company’s recurring revenues, the combination of service and chemistry consumables, posted 5% sales growth (7% in constant currency), while instrument system sales grew 3% (4% in constant currency) in the quarter. For the first half of 2017, the Company’s recurring revenues grew 4% (6% in constant currency), while instrument system sales grew by 4% (5% in constant currency).

Geographically, sales during the quarter grew 13% in Asia (14% in constant currency) and 2% in Europe (5% in constant currency), and declined 3% in the Americas. For the first half of 2017, sales grew 14% in Asia and 2% in Europe (7% in constant currency), and declined 3% in the Americas.

As communicated in a prior press release, Waters Corporation will webcast its second quarter 2017 financial results conference call this morning, July 25, 2017 at 8:00 a.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investors” and click on the “Live Webcast.” A replay will be available through August 1, 2017 at midnight eastern time, similarly by webcast and also by phone at 203-369-0511.

About Waters Corporation

Waters Corporation (NYSE: WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for nearly 60 years. With approximately 7,000 employees worldwide, Waters operates directly in 31 countries, including 15 manufacturing facilities, and with products available in more than 100 countries.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant currency growth rate, adjusted operating income, adjusted net income and adjusted earnings per diluted share, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles (GAAP). The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Waters Corporation’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Waters Corporation’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand among the Company’s various market sectors from economic, sovereign and political uncertainties; the effect on the Company’s financial results from the United Kingdom voting to exit the European Union; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service our debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission, which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Net sales	$558,250	$536,560	$1,056,219	$1,011,806
Costs and operating expenses:
Cost of sales	229,627	220,379	440,722	421,530
Selling and administrative expenses	130,190	129,581	260,714	258,932
Research and development expenses	32,937	32,578	63,689	62,016
Litigation provisions	10,018	—	10,018	—
Acquired in-process research and development	—	—	5,000	—
Purchased intangibles amortization	1,693	2,411	3,422	5,055
Operating income	153,785	151,611	272,654	264,273
Interest expense, net	(5,713)	(6,156)	(11,095)	(12,188)
Income from operations before income taxes	148,072	145,455	261,559	252,085
Provision for income taxes (a)	16,250	17,238	24,180	29,816
Net income	$131,822	$128,217	$237,379	$222,269
Net income per basic common share	$1.65	$1.59	$2.97	$2.74
Weighted-average number of basic common shares	79,979	80,804	80,029	81,043
Net income per diluted common share	$1.63	$1.57	$2.94	$2.72
Weighted-average number of diluted common shares and equivalents	80,756	81,455	80,769	81,663

(a)	In the first quarter of 2017, the Company adopted Accounting Standards Update No. 2016-09 (ASU 2016-09) “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” Starting in the first quarter of 2017, the excess tax benefits or deficiencies related to stock-based compensation are reflected in the Consolidated Statements of Operations as a component of the provision for income taxes, whereas they were previously recognized in equity. ASU 2016-09 is required to be adopted on a prospective basis for the statement of operations and retroactive restatement is not permitted. For the three and six months ended July 1, 2017, the Company recognized an excess tax benefit, which decreased income tax expense by $4 million and $12 million, respectively, and added $0.05 and $0.14, respectively, to net income per diluted share. Additionally, the Company’s Consolidated Statements of Cash Flows will present excess tax benefits as an operating activity, with the prior periods presented adjusted accordingly.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Three Months Ended July 1, 2017 and July 2, 2016

(In thousands)

	Three Months Ended		Percent	Currency	Constant Currency
	July 1, 2017	July 2, 2016	Change	Impact	Growth Rate (a)
NET SALES - OPERATING SEGMENT
Waters	$497,780	$478,731	4%	$(6,023)	5%
TA	60,470	57,829	5%	(540)	6%

Total	$558,250	$536,560	4%	$(6,563)	5%

NET SALES - PRODUCTS & SERVICES
Instruments	$282,014	$272,639	3%	$(1,571)	4%
Service	185,412	176,873	5%	(3,980)	7%
Chemistry	90,824	87,048	4%	(1,012)	6%

Total Recurring	276,236	263,921	5%	(4,992)	7%

Total	$558,250	$536,560	4%	$(6,563)	5%

NET SALES - GEOGRAPHY
Asia	$215,703	$190,348	13%	$(1,755)	14%
Americas	196,586	202,895	(3%)	(434)	(3%)
Europe	145,961	143,317	2%	(4,374)	5%

Total	$558,250	$536,560	4%	$(6,563)	5%

NET SALES - MARKETS
Pharmaceutical	$319,650	$310,009	3%	$(3,750)	4%
Industrial	174,531	166,686	5%	(4,034)	7%
Government & Academic	64,069	59,865	7%	1,221	5%

Total	$558,250	$536,560	4%	$(6,563)	5%

(a)	The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Six Months Ended July 1, 2017 and July 2, 2016

(In thousands)

	Six Months Ended		Percent	Current Period Currency	Constant Currency
	July 1, 2017	July 2, 2016	Change	Impact	Growth Rate (a)
NET SALES - OPERATING SEGMENT
Waters	$941,206	$902,924	4%	$(12,454)	6%
TA	115,013	108,882	6%	(806)	6%

Total	$1,056,219	$1,011,806	4%	$(13,260)	6%

NET SALES - PRODUCTS & SERVICES
Instruments	$518,407	$496,346	4%	$(4,199)	5%
Service	359,085	344,262	4%	(6,937)	6%
Chemistry	178,727	171,198	4%	(2,124)	6%

Total Recurring	537,812	515,460	4%	(9,061)	6%

Total	$1,056,219	$1,011,806	4%	$(13,260)	6%

NET SALES - GEOGRAPHY
Asia	$410,809	$361,821	14%	$(1,204)	14%
Americas	371,236	381,636	(3%)	(235)	(3%)
Europe	274,174	268,349	2%	(11,821)	7%

Total	$1,056,219	$1,011,806	4%	$(13,260)	6%

NET SALES - MARKETS
Pharmaceutical	$599,460	$569,095	5%	$(6,484)	6%
Industrial	335,834	320,207	5%	(9,354)	8%
Governmental & Academic	120,925	122,504	(1%)	2,578	(3%)

Total	$1,056,219	$1,011,806	4%	$(13,260)	6%

(a)	The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Quarters and Six Months Ended July 1, 2017 and July 2, 2016

(In thousands, except per share data)

	Selling & Administrative Expenses(a)	Research & Development Expenses(a)	Operating Income	Operating Income Percentage	Income from Operations before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Quarter Ended July 1, 2017
GAAP	$141,901	$32,937	$153,785	27.5%	$148,072	$16,250	$131,822	$1.63
Adjustments:
Purchased intangibles amortization (b)	(1,693)	—	1,693	0.3%	1,693	449	1,244	0.02
Restructuring costs, asset impairments, acquisition-related costs & certain other items (c)	(1,663)	—	1,663	0.3%	1,663	735	928	0.01
Litigation provisions (d)	(10,018)	—	10,018	1.8%	10,018	3,757	6,261	0.08
Certain income tax items (e)	—	—	—	—	—	(1,972)	1,972	0.02

Adjusted Non-GAAP	$128,527	$32,937	$167,159	29.9%	$161,446	$19,219	$142,227	$1.76

Quarter Ended July 2, 2016
GAAP	$131,992	$32,578	$151,611	28.3%	$145,455	$17,238	$128,217	$1.57
Adjustments:
Purchased intangibles amortization (b)	(2,411)	—	2,411	0.4%	2,411	721	1,690	0.02
Restructuring costs, asset impairments, acquisition-related costs & certain other items (c)	(1,980)	—	1,980	0.4%	1,980	519	1,461	0.02
Certain income tax items (e)	—	—	—	—	—	2,367	(2,367)	(0.03)

Adjusted Non-GAAP	$127,601	$32,578	$156,002	29.1%	$149,846	$20,845	$129,001	$1.58

Six Months Ended July 1, 2017
GAAP	$274,154	$68,689	$272,654	25.8%	$261,559	$24,180	$237,379	$2.94
Adjustments:
Purchased intangibles amortization (b)	(3,422)	—	3,422	0.3%	3,422	922	2,500	0.03
Restructuring costs, asset impairments, acquisition-related costs & certain other items (c)	(11,011)	—	11,011	1.0%	11,011	3,794	7,217	0.09
Litigation provisions (d)	(10,018)	—	10,018	0.9%	10,018	3,757	6,261	0.08
Acquired in-process research and development (f)	—	(5,000)	5,000	0.5%	5,000	962	4,038	0.05
Certain income tax items (e)	—	—	—	—	—	(2,447)	2,447	0.03

Adjusted Non-GAAP	$249,703	$63,689	$302,105	28.6%	$291,010	$31,168	$259,842	$3.22

Six Months Ended July 2, 2016
GAAP	$263,987	$62,016	$264,273	26.1%	$252,085	$29,816	$222,269	$2.72
Adjustments:
Purchased intangibles amortization (b)	(5,055)	—	5,055	0.5%	5,055	1,471	3,584	0.04
Restructuring costs, asset impairments, acquisition-related costs & certain other items (c)	(5,588)	—	5,588	0.6%	5,588	1,661	3,927	0.05
Stock award modification (g)	(7,085)	—	7,085	0.7%	7,085	2,657	4,428	0.05
Certain income tax items (e)	—	—	—	—	—	1,630	(1,630)	(0.02)

Adjusted Non-GAAP	$246,259	$62,016	$282,001	27.9%	$269,813	$37,235	$232,578	$2.85

(a)	Selling & administrative expenses include purchased intangibles amortization and litigation provisions. Research & development expenses include acquired in-process research and development.
(b)	The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.
(c)	Restructuring costs, asset impairments, acquisition-related costs and certain other items were excluded as the Company believes that the cost to consolidate operations and reduce overhead; the cost to complete acquisitions; the non-cash expense to record asset impairments and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.
(d)	Litigation Provisions were excluded as these costs are isolated, unpredictable and not expected to recur regularly.
(e)	Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.
(f)	Acquired In-Process Research and Development was excluded as it relates to milestone payments associated with a licensing arrangement for mass spectrometry that the Company believes is unusual and not indicative of its normal business operations.
(g)	The non-cash expense associated with accelerating the vesting of certain stock awards was excluded as the Company believes these expenses are not indicative of normal operating costs.

Waters Corporation and Subsidiaries

Condensed Preliminary Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	July 1, 2017	December 31, 2016
Cash, cash equivalents and investments	$3,125,946	$2,813,032
Accounts receivable	462,811	489,340
Inventories	287,139	262,682
Property, plant and equipment, net	338,860	337,118
Intangible assets, net	219,092	207,055
Goodwill	357,122	352,080
Other assets	205,775	200,752
Total assets	$4,996,745	$4,662,059
Notes payable and debt	$1,912,466	$1,827,263
Other liabilities	565,640	532,847
Total liabilities	2,478,106	2,360,110
Total equity	2,518,639	2,301,949
Total liabilities and equity	$4,996,745	$4,662,059